EXHIBIT 10.5

                           ALPHA INNOTECH CORPORATION
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of May 11, 2001 by and between Alpha Innotech Corporation, a California corporation (the "COMPANY") and Darryl Ray (the "EMPLOYEE").

                                   BACKGROUND

         A. The Company desires to retain the services of the Employee as the President and Chief Operating Officer of the Company from the date of this Agreement (the "EFFECTIVE DATE"). The Company also desires to provide employment security to the Employee, thereby inducing the Employee to continue employment with the Company and enhancing the Employee's ability to perform effectively.

         B. The Employee is willing to be employed by the Company on the terms and subject to the conditions set forth in this Agreement.

         THE PARTIES AGREE AS FOLLOWS:

         1.       POSITIONS AND DUTIES.

                  1.1 TITLE. The Employee shall be employed by the Company as its President and Chief Operating Officer, and the Company agrees to employ and retain the Employee in such capacity.

                  1.2 DUTIES. The Employee shall devote all of his business time, energy, and skill to the affairs of the Company; provided, however, that reasonable time for personal business, charitable or professional activities shall be permitted, so long as such activities do not materially interfere with the Employee's performance of services under this Agreement.

         2.       TERMS OF EMPLOYMENT.

                  2.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                           (a)      "ACCRUED   COMPENSATION"   shall   mean  any
accrued Total Cash Compensation, any accrued benefits under any plan of the Company in which the Employee is a participant to the full extent of Employee's rights under such plans, any accrued vacation pay, and any reasonable business expenses incurred by the Employee in


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connection  with the  performance  of Employee's  duties  hereunder,  all to the extent unpaid on the date of termination of Employee's employment.

                           (b)      "BASE  SALARY"  shall have the  meaning  set
forth in Section 3.1 hereof.

                           (c)      "DEATH  TERMINATION"  shall mean termination
of the Employee's employment because of the death of the Employee.

                           (d)      "DISABILITY  TERMINATION"  means termination
by  the  Company  of the  Employee's  employment  by  reason  of the  Employee's incapacitation due to disability. The Employee shall be deemed to be incapacitated due to disability if at the end of any month the Employee is unable to perform substantially all of his or her duties under this Agreement in the normal and regular manner due to illness, injury or mental or physical incapacity, and has been unable so to perform for either (i) three consecutive full calendar months then ending, or (ii) 90 or more of the normal working days during the 12 consecutive full calendar months then ending. Nothing in this paragraph shall alter the Company's obligations under applicable law, which may, in certain circumstances, result in the suspension or alteration of the foregoing time periods.

                           (e)      "TERMINATION FOR CAUSE" means termination by
the Board of Directors of the Company of the Employee's employment (i) by reason of the Employee's commission of a felony or other illegal conduct involving dishonesty, fraud or other matters of moral turpitude, (ii) by reason of the Employee's dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company or any of its affiliates, or (iii) by reason of the Employee's willfully engaging in misconduct which is materially and demonstrably injurious to the Company or any of its affiliates, or (iv) Employee's violation of confidentiality obligations to the Company or misappropriation of Company assets.

                           (f)      "TERMINATION  OTHER  THAN FOR  CAUSE"  means
termination by the Board of Directors of the Company of the Employee's employment for any reason other than as specified in Sections 2.1(c), (d), (e) or (h) hereof. Termination Other Than For Cause shall also include any substantial change in the Employee's duties and responsibilities as set forth in
Section 1.

                           (g)      "TOTAL  CASH  COMPENSATION"  shall  mean the
Employee's Base Salary (as defined in Section 3.1) plus any cash bonuses, commissions or similar payment accrued during any single calendar year.

                           (h)      "VOLUNTARY TERMINATION" means termination of
the Employee's employment by the voluntary action of the Employee other than by reason of a Disability Termination.


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2.2 TERM. Employee shall be an "at will" employee and the Company shall have the right to terminate the employment of Employee at any time, provided, however that upon a Termination Other Than For Cause, Employee shall receive 30 days advance written notice.

                  2.3 TERMINATION FOR CAUSE. Upon Termination For Cause, the Company shall pay the Employee Accrued Compensation, if any.

                  2.4      TERMINATION  OTHER THAN FOR CAUSE.  Upon  Termination
Other Than For Cause, the Company shall pay the Employee all Accrued Compensation, if any, and shall continue to pay Base Salary, plus any cash bonuses, commissions or similar payment accrued prior to termination, until one year from the date of termination, at the rate and upon the normal payroll schedule in effect at the time of termination.

                  2.5 DISABILITY TERMINATION. The Company shall have the right to effect a Disability Termination by giving written notice thereof to the Employee. Upon Disability Termination, the Company shall pay the Employee all Accrued Compensation, if any, and shall continue to pay Base Salary, plus any cash bonuses, commissions or similar payment accrued prior to termination, for a period of six months from the date of termination at the rate and upon the normal payroll schedule in effect at the time of termination.

                  2.6 DEATH TERMINATION. The Employee's employment shall be deemed to have terminated as of the last day of the month during which his or her death occurs, and the Company shall promptly pay to the Employee's estate Accrued Compensation, if any, and a lump sum payment equal to six month's Base Salary, plus any cash bonuses, commissions or similar payment accrued prior to termination, at the rate in effect at the time of termination, less applicable withholding.

                  2.7 VOLUNTARY TERMINATION. The Employee shall have the right to effect a Voluntary Termination by giving at least 30 days advance written notice to the Company. During such period, the Employee shall continue to receive regularly scheduled Base Salary payments and benefits. Following the effective date of a Voluntary Termination, the Company shall pay the Employee Accrued Compensation, if any.

                  2.8 TIMING OF TERMINATION PAYMENTS. Unless expressly provided otherwise, the foregoing termination payments shall be made at the usual and agreed times provided for in Section 3.1 of this Agreement.


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         3.       SALARY, BENEFITS, AND BONUS.

                  3.1 BASE SALARY. As payment for the services to be rendered by the Employee as provided in Section 1 and subject to the provisions of Section 2 of this Agreement, the Company shall pay the Employee a "Base Salary" at the rate of $200,000 per year, payable on the Company's normal payroll schedule.

                  3.2      FRINGE BENEFITS.

                           (a)      FRINGE  BENEFITS.   The  Employee  shall  be
eligible to participate in such of the Company's benefit plans as are now generally available or later made generally available to senior officers of the Company, including, without limitation, medical, dental, life, and disability insurance plans.

                           (b)      EXPENSE REIMBURSEMENT. The Company agrees to
reimburse the Employee for all reasonable, ordinary and necessary travel and entertainment expenses incurred by the Employee in conjunction with his or her services to the Company consistent with the Company's standard reimbursement policies. The Company shall pay travel costs incurred by the Employee in conjunction with his or her services to the Company consistent with the Company's standard travel policy.

                           (c)      VACATION.  The  Employee  shall be entitled,
without loss of compensation, to the amount of vacation per year generally available or later made generally available to senior officers of the Company. Unused vacation may be accrued by the Employee up to a maximum of six weeks, when it will cease accruing until the Employee reduces the accrued, unused amount through use of vacation time.

                  3.3      BONUS.   The  Employee   shall   participate  in  any
management bonus plan adopted by the Company on terms comparable to other senior officers of the Company.

         4.       CONDITIONAL NATURE OF SEVERANCE PAYMENTS.

                  4.1 NONCOMPETE. Employee acknowledges that the nature of the Company's business is such that if Employee were to become employed by, or substantially involved in, the business of a competitor of the Company during the twelve months following the termination of Employee's employment with the Company, it would be very difficult for the Employee not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Employee agrees and acknowledges that Employee's right to receive the severance payments set forth in Sections 2.4 and 2.5 (to the extent Employee is otherwise entitled to such payments) shall be conditioned upon the Employee not directly engaging in (whether as an employee, consultant, agent, proprietor, principal,


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partner,  controlling stockholder,  corporate officer, director or otherwise) or participating in the financing, operation, management or control of, any person, firm, corporation or business that directly competes with the Company's business. Upon any breach of this Section, all severance payments pursuant to this Agreement shall immediately cease.

                  4.2 NON-SOLICITATION. Until the date one year after the termination of Employee's employment with the Company for any reason, Employee agrees and acknowledges that Employee's right to receive the severance payments set forth in Sections 2.4 and 2.5 (to the extent Employee is otherwise entitled to such payments) shall be conditioned upon Employee not either directly or indirectly soliciting, inducing, attempting to hire, recruiting, encouraging, taking away, hiring any employee of the Company or causing an employee to leave the Company either for Employee or for any other entity or person.

                  4.3 UNDERSTANDING OF COVENANTS. The Employee represents that Employee: (i) is familiar with the foregoing covenants not to compete and not to solicit, and (ii) is fully aware of Employee's obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

                  4.4 CONFIDENTIALITY. Employee shall maintain in confidence the contents and terms of this Agreement, including any documents incorporated by reference, and the consideration for this Agreement (hereinafter collectively referred to as "Employment Information"). Employee agrees to take every reasonable precaution to prevent disclosure of any Employment Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Employment Information. Employee agrees to take every precaution to disclose Employment information only to those attorneys, accountants, governmental entities and family members who have a reasonable need to know of such Employment Information. After termination of employment for any reason Employee shall continue to maintain the confidentiality of all Employment information.

         5.       MISCELLANEOUS.

                  5.1 WAIVER. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

                  5.2 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by personal or courier delivery, facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon receipt if personally delivered or delivered by courier, on the date of transmission if transmitted by facsimile, or three days after mailing if mailed, to the addresses of the Company and the Employee contained in the records of


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the  Company  at the time of such  notice.  Any party may  Change  such  party's address for notices by notice duly given pursuant to this Section 4.2.

                  5.3 HEADINGS. The section headings used in this Agreement are intended for convenience of reference and shall not by themselves determine the construction or interpretation of any provision of this Agreement.

                  5.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

                  5.5 SURVIVAL OF OBLIGATIONS. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors, and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by the Company (except to an affiliate or successor of the Company) or by the Employee without the prior written consent of the other party.

                  5.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

                  5.7      WITHHOLDING.   All  sums   payable  to  the  Employee
hereunder shall be reduced by all federal, state, local, and other withholdings and similar taxes and payments required by applicable law.

                  5.8 ENFORCEMENT. If any portion of this Agreement is determined to be invalid or unenforceable, such portion shall be adjusted, rather than voided, to achieve the intent of the parties to the extent possible, and the remainder shall be enforced to the maximum extent possible.

                  5.9 ENTIRE AGREEMENT; MODIFICATIONS. Except as otherwise provided herein or in the exhibits hereto, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior and contemporaneous understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof, including, without limitation, any understandings, agreements, or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to the Employee from the Company. All modifications to the Agreement must be in writing and signed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date set forth in the first paragraph.


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                                             ALPHA INNOTECH CORPORATION


                                             By:      /S/ HASEEB CHAUDHRY
                                                      --------------------------
                                                      Haseeb  Chaudhry
                                             Title:   CEO





                                             /S/ DARRYL RAY
                                             -----------------------------------
                                             Darryl Ray


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